GROWTH TRUST
Registration Number 811-07395

                                 EXIBIT INDEX

Exhibit 5(c): Copy of Amendment to the Investment Management Services Agreement between Growth Trust, on behalf of Growth Trends Portfolio, and American Express Financial Corporation dated Oct. 28, 1997.

Exhibit 9(a): Copy of Transfer Agency and Administrative Services Agreement between Growth Trust, on behalf of Growth Portfolio, Growth Trends Portfolio and Aggressive Growth Portfolio, and American Express Client Service Corporation dated Jan. 1, 1998.

Exhibit 17:    Financial data schedules.

Exhibit 19(a): Trustees' Power of Attorney to sign Amendments to this
               Registration Statement dated Jan. 7, 1998.